UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported April 7, 2010): April 9, 2010

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on August 25, 2009, The Colonial BancGroup, Inc. (the Company) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Middle District of Alabama, Northern Division (the Bankruptcy Court), Chapter 11 Case No. 09-32303. The Company filed the Chapter 11 petition following the appointment by the Alabama State Banking Department on August 14, 2009 of the Federal Deposit Insurance Corporation as receiver (the FDIC-Receiver) of Colonial Bank, the former principal operating subsidiary of the Company.

On April 7, 2010, the Company filed with the Bankruptcy Court a Notice of Filing of First Amendment to Schedule B – Personal Property (the Amendment). The Amendment deletes in their entirety the attachments to Items 13 and 21 of the Schedule B previously filed with the Bankruptcy Court and substitutes in lieu thereof the Amended Items 13 and 21, respectively. In the Amendment, the Company notes, among other things, that it may be entitled to additional federal income tax refunds as a result of losses for tax purposes during tax years 2008 and 2009, in a substantial amount that is as yet undetermined. The Company has been advised by the FDIC-Receiver that the FDIC-Receiver takes the position that, notwithstanding the Company’s Intercorporate Tax Allocation Policy which provides for the allocation of tax refunds among the Company and its affiliates, all tax refunds attributable to losses incurred by Colonial Bank constitute property of the receivership estate of Colonial Bank that is administered by the FDIC-Receiver, and that the Company’s entitlement, if any, to tax refunds attributable to consolidated operating losses of the Company and its non-Colonial Bank affiliated control group members is limited to losses suffered by the Company and its non-Colonial Bank affiliated control group members. The Company’s interests in tax refunds is the subject of an adversary proceeding, The Colonial BancGroup, Inc. v. F.D.I.C., Adv. Proc. No. 10-03018, pending in the Bankruptcy Court. The Company has not yet filed for or otherwise requested additional refunds of state or federal income taxes but it is currently in the process of gathering documents and information and conducting analysis by and through its accounting professionals necessary to submit the requests. At this time, the Company does not know when it will be able to submit the requests due to its limited access to certain financial and other records, many of which are under the control and direction of the FDIC-Receiver. Absent a request for tax refunds and a resolution or settlement of any dispute regarding entitlement to tax refunds, it is not possible to state with certainty the range of possible recovery, if any, by the Company on any tax refund claims asserted by the Company against any federal or state taxing authorities or the amount of any such refund that may be available in the bankruptcy case for the benefit of creditors of the Company.

A copy of the Amendment is attached hereto as Exhibit 99.1. The Amendment also includes additional information related to, among other things, the Company and its affairs, information regarding the Company’s personal property assets, state tax and insurance refunds, as well as a copy of the Company’s Intercorporate Tax Allocation Policy that is referenced above.

Cautionary Statement Regarding the Amendment and Forward-Looking Statements

This Current Report on Form 8-K and the Amendment contain financial information that has not been audited or reviewed by independent registered accountants, is not presented in accordance with generally accepted accounting principles and may be subject to future reconciliation and adjustments. The information contained herein and in the Amendment has been prepared in accordance with applicable law under Chapter 11 of Title 11 of the United States Code and is not to be used for investment purposes. There can be no assurance that the information contained herein and in the Amendment is complete. The Company may amend or otherwise change the information contained in the Amendment at a future date. Information or results set forth in the Amendment should not be viewed as indicative of future results. The information contained in the Amendment represents financial information of the Company only and does not include financial information for any subsidiary. The Amendment should under no circumstances be relied upon or viewed as a substitute, supplement or replacement for financial information that is filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

This Current Report on Form 8-K and the Amendment include certain statements which may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although such forward-looking statements are based upon reasonable assumptions the Company can give no assurance that its expectations or any particular result will be achieved. Forward-looking information is subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the following: whether the Company will be able to obtain the 2008 and 2009 tax refunds; whether the Company will prevail upon any claims to tax refunds in disputes with the FDIC-Receiver; and whether the Company will have sufficient resources to continue to seek claims for tax refunds. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company does not undertake any obligation to update or revise any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Exhibit
99.1	Notice of Filing of First Amendment to Schedule B – Personal Property, filed with the Bankruptcy Court on April 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC

By	/s/ SIMUEL SIPPIAL JR.
Simuel Sippial, Jr.
Chairman

Date: April 9, 2010